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                                                                    Exhibit 16.1

                             BARON ACCOUNTANCY CORP.
                               1470 JAMBOREE ROAD
                                   IRVINE, CA

                                  May 14, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

                  Re: Ponte Nossa Acquisition Corp.

Dear Sirs:

         We have read Item 4 of the Current Report on Form 8-K of Ponte Nossa Acquisition Corp., dated May 9, 2002, and we agree with the statements contained therein as they relate to our firm.

                                                     Very truly yours,

                                                     Baron Accountancy Corp.

                                                     By /s/ Rudy Baron
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